CERTIFICATE OF AMENDMENT

                        STOCK CORPORATION

              Office of the Secretary of the State
  30 Trinity Street/POB 150470/Hartford, CT 06115-0470/new/1-97
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                         Space for Office Use Only





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1.   NAME OF CORPORATION

                        PHOTRONICS, INC.

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2.   THE CERTIFICATE OF INCORPORATION IS (check A, B or C)

     _XXX_  A. Amended

     _____  B. Amended and Restated

     _____  C. Restated
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3.   TEXT OF EACH AMENDMENT/RESTATEMENT:

     RESOLVED, that the Certificate of Incorporation be amended by striking the first paragraph of Article Third in its entirety and substituting therefor the following:

3) The aggregate number of shares which the Corporation shall the authority to issue is 77,000,000 shares, of which 2,000,000 shares shall be shares of Preffered Stock having a par value of $0.01 per share (hereinafter called "Preferred Stock") and 75,000,000 shares shall be shares of Common Stock having a par value of $0.01 per share (hereinafter called "Common Stock").

     The amendment shall be effective upon filing of this Certificate of Amendment with the Secretary of State.





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4.   VOTE INFORMATION (check A, B or C)

     _XXX_  A. The resolution was approved by shareholders as
               follows:
(set forth all voting information required by Conn. Gen. Stat. section 33-800 as amended in the space provided below)


     There was only one class of shares outstanding entitled to vote on the amendment. That class was Common Stock, par value $0.01 per share, of which 12,062,368 shares were outstanding on the record date for the vote. At the meeting to vote on the amendment, 10,156,367 shares of Common Stock were indisputably present at the meeting. The vote on the amendment was 8,801,215 shares in favor of the amendment and such vote was sufficient for approval of the amendment.

     The amendment was adopted by the shareholders on November 13, 1997 and by the Board of Directors on September 12, 1997.




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_____  B. The amendment was adopted by the board of directors without shareholder action. No shareholder vote was required for adoption.

_____  C. The amendment was adopted by the incorporators without shareholder action.  No shareholder vote was required for
          adoption.
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                          5. EXECUTION
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              Dated this 13th day of November, 1997
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 JEFFREY P. MOONAN          SECRETARY          S/Jeffrey P. Moonan
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Print or type name          Capacity
  of signatory            of signatory              Signature
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